Exhibit 10.1

AMENDMENT NO. 2 TO ASSET ACQUISITION AGREEMENT

(THIS “AMENDMENT”)

Reference is made to that certain Asset Acquisition Agreement, dated February 28, 2019 (the “Agreement”) by and among Timber Pharmaceuticals LLC, a Delaware limited liability company (the “Company”), Patagonia Pharmaceuticals LLC, a New Jersey limited liability company (“Patagonia”), Jonathan Rome (“J Rome”) and Zachary Rome (“Z Rome” and, collectively with the Company, Patagonia and J Rome, the “Parties”), as amended by that certain Amendment to Asset Acquisition Agreement executed by the Company on July 13, 2022 and by Patagonia on July 20, 2022, as applicable. All capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreement.

RECITALS

WHEREAS, Section 7.3 of the Agreement provides that the Agreement may not be modified except in a writing signed by the Parties;

WHEREAS, on July 13, 2022 and July 20, 2022, as applicable, the Parties executed an amendment to the Agreement (“Amendment No. 1”);

WHEREAS, the Company intends to enter into an Agreement and Plan of Merger with LEO US Holding, Inc. (“LEO”) and LEO Spiny Merger Sub, Inc. (the “Merger Agreement”); and

WHEREAS, the Parties have determined that this Amendment is advisable and in the best interests of their respective entities.

The Parties, intending to be legally bound, and in accordance with Section 7.3 of the Purchase Agreement, hereby agree as follows:

1.                        Effective automatically and with no further actions upon the closing of the transactions contemplated by the Merger Agreement (the “Merger Effective Time”), Section 5 of the Agreement as amended by Amendment No. 1, shall be amended in its entirety to state the following:

“Section 5

Milestone Payments and Business Updates

In addition to the Closing Payments, Company or LEO shall pay to the Seller (or its permitted designee, as determined by the Seller in its sole discretion), if earned, the following payments:

(a)(i)         upon signing of Amendment No. 1, a one-time payment of $12,500 toward Patagonia’s legal fees (which has been paid);

(a)(ii)         no later than September 1, 2022, a one-time payment of $2.25 million (which has been paid);

(a)(iii)        no later than five Business Days after the Merger Effective Time, a one-time payment of $1.065 million;

(a)(iv)        no later than June 1, 2024, a one-time payment of $1 million;

(b)             one year after approval by the FDA, if it occurs on or prior to April 1, 2026, of an original new drug application submitted to the FDA pursuant to 21 U.S.C § 355(b) and 21 C.F.R. Part 314 (“FDA Approval”), necessary for the commercial marketing and sale of the Product in the United States for moderate-to-severe X-linked and/or moderate-to-severe lamellar (autosomal recessive congenital) ichthyosis in adults and/or pediatric patients 6 years of age and older, or a substantially similar indication (the “Indication”), a one-time payment of $3 million;

(c)           one year after approval by the European EMA, to be pursued at Company’s or LEO’s sole discretion, of an MAA filed by the Company, LEO, or an Affiliate thereof (“EMA Approval”), necessary for the commercial marketing and sale of the Product in the European Union for the Indication, a one-time payment of $1 million;

(d)         one year after Japanese PMDA approval, to be pursued at Company’s or LEO’s sole discretion, of an MAA filed by the Company, LEO, or an Affiliate thereof (“PMDA Approval”), necessary for the commercial marketing and sale of the Product in Japan for the Indication, a one-time payment of $1 million;

(e)          during the period commencing upon FDA Approval of the Product and ending upon a Generic Product Entry Date in the US, earn-out payments equal to:

(i)          ten percent (10%) of up to $100 million Net Sales per year in the United States; and

(ii)          twelve percent (12%) of Net Sales in excess of $100 million per year in the United States;

which shall both be reduced to five (5%) percent following a Generic Product Entry Date in the US;

(f)         during the period commencing upon non-US regulatory approval of the Product, and ending upon a Generic Product Entry Date outside of the US, on a market-by-market basis, earn-out payments equal to ten percent (10%) of Net Sales outside of the US, which shall be reduced to three (3%) percent following a Generic Product Entry Date (on a market-by-market basis) outside of the US; and

(g)         no later than January 15th and July 15th of each calendar year, Company or LEO will send Patagonia a report providing an update regarding the Business and Company’s and LEO’s development and commercialization of the Product in the US and outside the US on a market-by-market basis.”

2.                   Effective as of the Merger Effective Time, Section 7.1 of the Agreement, as amended by Amendment No. 1, shall be amended in its entirety to state the following:

7 .1         Notices. All notices required or permitted hereunder shall be in writing addressed to the parties at their respective addresses as set forth below, unless another address shall have been designated:

If to the Company or LEO, to:

Leo US Holding, Inc.

Industriparken 55
DK-2750 Ballerup
Denmark

Attn: ____________

E-mail: legal@leo-pharma.com

With a copy (which shall not constitute notice) to:

Covington & Burling LLP

The New York Times Building, 620 8th Ave

New York

NY 10018

Attn: Uri Doron

E-mail: UDoron@cov.com

If to Seller, to:

Patagonia Pharmaceuticals LLC

1199 Hillside Road

Fairfield, CT 06824

Attn.: Zachary Rome, President

With a copy (which shall not constitute notice) to:

David R. Cleveland, Esq.

Patterson Thuente, P.A

4800 IDS Center, 80 South 8th Street

Minneapolis, MN 55402-2100

3.	Release of Patagonia Security Interest; LEO Security Interest.

(a)

The Parties agree that upon the execution of the Merger Agreement, the Security Agreement between the Company and Patagonia shall be terminated and the security interest of Patagonia in the Collateral (as defined in the Security Agreement) shall be terminated. Patagonia shall take all necessary actions to release the liens it has on the Collateral as promptly as possible thereafter, and shall promptly provide evidence of such release to the reasonable satisfaction of LEO and the Company, but in any case no longer than ten (10) days following the execution of the Merger Agreement.

(b)

Patagonia acknowledges that upon the execution of the Merger Agreement, the Company shall grant LEO a security interest in the Purchased Assets in connection with bridge financing of at least $2 million to be provided by LEO to the Company. LEO shall continue (directly if it forecloses on the Purchased Assets or indirectly through ownership of the Company) to be bound by the terms of the Agreement (including the obligations set forth in Section 4.3 of the Agreement); provided, that from the time of the execution of the Merger Agreement, the following shall be deleted from Section 4.3 and Section 7.5 of the Agreement:

•	Section 4.3: “~~, in which case, at the election of the Seller, Timber will, at Seller~~’~~s election, transfer all rights in and to the Product, as they then exist, to Seller for the consideration of $10.~~”

•

Section 7.5: “~~a) In the event of a Termination for Breach where Timber is the breaching party, all rights in and to the Product, as they then exist, will revert to the Seller, in exchange for $10, without any further obligations to Timber. In such event, Timber will provide reasonable assistance to Seller or its designee in connection with the transfer of the IND, NDA, or any equivalent non-US regulatory filing.~~”

(c)	Upon the execution of the Merger Agreement, the Company or LEO will pay to Patagonia a one-time payment of $25,000 toward Patagonia’s legal fees.

4.

Entire Agreement. This Amendment and the Agreement contain the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior agreements, understandings, promises and representations, whether written or oral, between the Parties with respect to the subject matter hereof and thereof. All references in the Agreement to “this Agreement”, “hereof”, “hereby” and words of similar import shall refer to the Agreement as amended by Amendment No. 1 and this Amendment No. 2.

5.

Further Amendments. The Parties confirm that this Amendment is entered into in connection with and as a condition to LEO entering into the Merger Agreement. The parties shall not, without the prior consent of LEO, further amend the Agreement for as long as the Merger Agreement is in effect. LEO is a third-party beneficiary to the Agreement and this Amendment and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it was a party hereto.

6.

Counterparts. This Amendment may be executed in any number of counterparts (which may be delivered by facsimile, email transmission of a .pdf or other electronic transmission), each of which shall be deemed to be an original, but all which shall be deemed to be one and the same instrument.

This Amendment is executed by the undersigned as of the last date set forth below.

TIMBER PHARMACEUTICALS LLC

By:	/s/ John Koconis
Name:	John Koconis
Title:	Chief Executive Officer
Date:	August 20, 2023

PATAGONIA PHARMACEUTICALS LLC

By:	/s/ Zachary Rome
Name:	Zachary Rome
Title:	President
Date:	August 15, 2023

/s/ Jonathan Rome
Jonathan Rome
Date:	August 15, 2023

/s/ Zachary Rome
Zachary Rome
Date:	August 15, 2023